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                                                                    EXHIBIT 99.1

          T & W FINANCIAL FILES FOR BANKRUPTCY AND PLANS LIQUIDATION

TACOMA, WASH--NOVEMBER 2, 2000--T & W FINANCIAL CORPORATION (NASDAQ: TWFCQ) (the "Company") announced today that the Company and its operating subsidiary T & W Financial Services Company L.L.C. had filed their respective voluntary petitions under Chapter 11 of the United States Bankruptcy Code on October 31, 2000. The cases are pending in the United States Bankruptcy Court for the Western District of Washington at Seattle. The Honorable Samuel J. Steiner is assigned to these cases and has consolidated them for administrative purposes only under Case No. 00-39007. The Bankruptcy Court is expected to assign a new case number by November 3, 2000. The Company intends to immediately propose a plan of liquidation.

The Company announced that Michael A. Price has resigned as a board member. The Company announced that, effective after the bankruptcy filing, Thomas W. Price has resigned as President; Alan M. Jacobs of AMJ Advisors LLC, Bankruptcy Court-authorized business advisor to the Company, was appointed President; and Kenneth
W. McCarthy, Jr. was appointed Secretary.

ALL FORWARD LOOKING STATEMENTS MADE BY THE COMPANY INVOLVE MATERIAL RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE BASED ON FACTORS BEYOND THE COMPANY'S CONTROL. ACCORDINGLY, THE COMPANY'S FUTURE PERFORMANCE AND FINANCIAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.

CONTACT:

T & W Financial Corp. (Investor Contact)
Kenneth W. McCarthy, 253/922-5164

Bankruptcy Counsel, Marc Barreca, Preston Gates & Ellis LLP,

c/o Jeanne Martin, Paralegal, 206/467-8429